                                                                   EXHIBIT 10.26


                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (the "Sublease"), entered into as of August 31, 1999, is made by and between NEOPATH, INC., a Washington corporation ("Sublandlord") and ANTIOCH BIBLE CHURCH, a Washington non-profit corporation ("Subtenant").

                                    RECITALS

     A. Pursuant to that certain lease agreement dated October 1, 1994, as amended on February 16, 1995, November 21, 1995, November 6, 1997 and February 1, 1999, (the "Master Lease") attached hereto as EXHIBIT A, Teachers Insurance & Annuity Association ("Landlord"), as landlord, leased to Neopath, Inc. ("Tenant"), as tenant, certain space consisting of, in part, approximately 30,000 square feet (the "Premises") in that certain building known as Westpark - Building K located at 8210 154th Ave. NE, Redmond, Washington, 98052 (the "Building"). Tenant and Landlord are currently in the process of negotiating an extension of the Master Lease, with the term ending on December 31, 2004 (the "Extended Term"). This Sublease Agreement is made on the assumption that those negotiations will be successfully concluded. All references to the Master Lease herein shall include the Extended Term.

     B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the Premises during the remaining term under the Master Lease and the Extended Term.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1.   SUBLEASE

     Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises for the Term as defined in Section 2 below, upon all of the terms and conditions set forth herein.

2.   TERM

     The term of this Sublease ("Term") shall commence on October 1, 1999 (the "Commencement Date") and shall end on December 31, 2004 (the "Termination Date"), unless sooner terminated pursuant to any provision hereof. If Sublandlord, for any reason whatsoever, cannot deliver possession of the Premises to Subtenant on the Commencement Date, this Sublease shall not be void or voidable, nor shall


SUBLEASE AGREEMENT                                                        PAGE 1
                                                                         8/27/99
the landlord be liable to Subtenant for any loss or damage resulting from such failure to deliver. In that event, however, the Term shall not commence and Subtenant shall not be liable for any Rent until Sublandlord delivers possession to Subtenant.

3.   CONDITION OF PREMISES

     Sublandlord shall deliver, and Subtenant shall accept, possession of the Premises in their "as is" condition as the Premises exists on the date hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Premises ready or suitable for Subtenant's occupancy (except for those certain items of office furniture and equipment listed on Exhibit B, attached hereto). Sublandlord makes no representations or warranties to Subtenant regarding the Premises, including the structural condition of the Premises and the condition of any mechanical, electrical and other systems of the Premises. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Premises and the common areas of the Building. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty from Sublandlord or Landlord concerning the Premises or the Building.

4.   RENT

     4.1  PAYMENT OF RENT

     Subtenant shall pay Sublandlord without demand, deduction or offset, in lawful money of the United States, to Sublandlord at the address stated in
Section 13 or to such other person or address as Sublandlord may designate in writing, the monthly base rent ("Base Monthly Rent") set forth in Section 4.2 in advance on or before the first day of each month during the Term, and any other additional payments due to Sublandlord under this Sublease (together with Base Rent, the "Rent") when required under this Sublease. Payments for any partial month at the beginning or end of the Term shall be prorated to the appropriate calendar month.

     4.2  BASE RENT

     (a) Subtenant shall pay to Sublandlord as Base Rent for the Premises during the Term the following sums:


SUBLEASE AGREEMENT                                                        PAGE 2
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

PERIOD:                                 BASE MONTHLY RENT:

October 1, 1999 - December 31, 2002     $28,000.00

January 1, 2003 - December 31, 2004     $28,000.00 plus Consumer Price
                                        Increase (CPI)

     (b) The Base Rent of $28,000 per month throughout the Term includes a payment of $1,750.00 per month towards Subtenant's purchase from Sublandlord of certain office furniture and equipment, a list of which is attached hereto as Exhibit B. Upon Subtenant's payment in full for such furniture and equipment (60 monthly payments of $1,750 each), Sublandlord shall deliver a Bill of Sale to Subtenant, conveying title to the furniture and equipment to Subtenant.

     (c) Upon execution of this Sublease, Subtenant shall pay the Base Rent for the first month of the Term in the amount of $28,000.00.

     (d) The increase in Base Monthly Rent beginning January 1, 2003 shall be based upon the increase in the Consumer Price Index, all Urban Consumers, for the Seattle/Tacoma SMSA, published by the United States Department of Labor, Bureau of Labor Statistics.

     (e) Any unpaid Base Rent or additional rent shall bear interest at a rate of 13% per annum.

5.   OPERATING EXPENSES

     In addition to the Base Rent payable pursuant to Section 4.2 above, commencing October 1, 1999, Subtenant shall pay as additional rent the pro rata portion of "Tenant's Share of Expenses" as defined in Section 4 of the Master Lease that is attributable to Building K. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of additional rent per month payable pursuant to this Section 5 for each calendar year promptly following Sublandlord's receipt of Landlord's estimate of the Expenses, payable under the Master Lease.

6.   SECURITY DEPOSIT

     Concurrently with execution of this Sublease, Subtenant shall deliver to Sublandlord as security for the faithful performance of all its obligations hereunder a security deposit in the amount of $35,460.00 for the benefit of Sublandlord and any successor in interest of Sublandlord ("Security Deposit"). If Subtenant is in default, Sublandlord may, but without obligation to do so, use the Security Deposit, or any


SUBLEASE AGREEMENT                                                        PAGE 3
                                                                         8/27/99
portion thereof, to cure the default or to compensate Sublandlord for all damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall, immediately on demand, pay to Sublandlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Sublandlord. At any time after Subtenant has defaulted hereunder, Sublandlord may require an increase in the amount of the Security Deposit required hereunder for the remaining Term and Subtenant shall, immediately on demand, pay to Sublandlord additional sums in the amount of such increase. As soon as practicable after the termination of this Sublease, Sublandlord shall return the Security Deposit to Subtenant, less such amounts as are reasonably necessary, as determined solely by Sublandlord, to remedy Subtenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Subtenant shall promptly deliver to Sublandlord any and all of such excess sums as reasonably determined by Sublandlord. Sublandlord shall not be required to keep the Security Deposit separate from other funds and Subtenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Subtenant have the right to any use of the Security Deposit and, specifically, Subtenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

7.   USE AND PLANNED IMPROVEMENTS

     7.1 The Premises shall be used and occupied only for general business and administrative offices, training rooms and warehouse storage, and for no other use or purpose without the prior written consent of Sublandlord. Subtenant shall use the Premises in accordance the terms and conditions set forth in the Master Lease and in Landlord's Exhibit C attached hereto.

     7.2 Subject to Landlord's and Sublandlord's approval of the space plan and location, Subtenant shall be permitted to build an additional six (6) training rooms within the area of the Premises that is currently warehouse space. All such improvements shall be at Subtenant's sole cost and expense and shall be done in accordance with the requirements of Section 14 of the Master Lease.

8.   PARKING

     Sublandlord grants to Subtenant and Subtenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project, as that term is defined in the Master Lease, for the use of motor vehicles during the Term at a ratio of 3 stalls per 1,000 square feet leased. Subject to Landlord's and Sublandlord's approval of location, and at Landlord's final discretion,


SUBLEASE AGREEMENT                                                        PAGE 4
                                                                         8/27/99

Subtenant shall have the license to park approximately six (6) 7 x 20 foot trailers in the warehouse loading or warehouse parking area.

9.   SIGNAGE

     Subtenant shall be entitled to signage in accordance with Section 9 of the Master Lease. All costs associated with such signage shall be paid exclusively by Subtenant.

10.  MASTER LEASE

     10.1 COMPLIANCE WITH MASTER LEASE

     (a) Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

     (b) This Sublease is and shall be at all times be subject and subordinate to the Master Lease.

     (c) Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless, within fifteen (15) days after the execution of this Sublease by Subtenant and Sublandlord, Landlord signs and delivers to Sublandlord and Subtenant a consent to this Sublease. In the event that Landlord does not deliver such consent, this Sublease shall terminate, the Security Deposit shall be refunded to Subtenant, and neither party shall have any liability to the other for anything arising out of or connected with this Sublease.

     (d) Subtenant agrees that it will occupy the Premises in accordance with the terms of the Master Lease and perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease, which pertain to the Premises or this Sublease. Subtenant will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, including without limitation surrendering possession of the Premises to Sublandlord no later than the expiration or termination date of the Sublease, or render Sublandlord liable for any damage, charge or expense thereunder.

     (e) Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including, but not limited to, reasonable attorneys' fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease.


SUBLEASE AGREEMENT                                                        PAGE 5
                                                                         8/27/99

     (f) Sublandlord convenants and agrees to indemnify Subtenant against and hold Subtenant harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including, but not limited to, reasonable attorneys' fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Sublandlord's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease.

     10.2 INCORPORATION OF PROVISIONS OF MASTER LEASE

     (a) The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean Sublandlord, wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean Subtenant, and wherever in the Master Lease the word "Lease" is used it shall be deemed to mean this Sublease.

     (b) The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5)business days, so that in each instance Subtenant shall have five (5) business days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease.

     (c) The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by adding five (5) business days in each instance, so that in each instance Sublandlord shall have five (5) additional business days to observe or perform hereunder than Landlord has under the Master Lease.

     (d) Any nonliability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision.

     (e) Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Premises or in the Building and any right of Landlord under the Master Lease in respect of rules and


SUBLEASE AGREEMENT                                                        PAGE 6
                                                                         8/27/99
regulations shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision.

     (f) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

     (g) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the tenant to submit, exhibit, supply or provide to Landlord evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit, supply or provide to, as the case may be, the same to both Landlord and Sublandlord.

     (h) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy and shall provide Sublandlord with a copy of such policy.

     (i) Notwithstanding anything to the contrary set forth in this Sublease, Subtenant shall have no rights or obligations under the following provisions of the Master Lease: Sections 1, 2.d, 30.a, b and d, 31, 32, and 33.

     10.3 TERMINATION OF MASTER LEASE

     If, for any reason, the Extended Term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall be the result of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord. Sublandlord shall not voluntarily terminate or surrender the Master Lease without the prior written consent from Subtenant; except, however, if the Subtenant is in default hereunder beyond any applicable notice and cure period, such consent shall not be necessary.

     10.4 LANDLORD'S OBLIGATIONS

     (a) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements or obligations of Landlord under the Master Lease, and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder

SUBLEASE AGREEMENT                                                        PAGE 7
                                                                         8/27/99
are required to be performed under the Master Lease by Landlord, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord to perform such covenants, agreements and obligations thereunder. Notwithstanding the foregoing, Sublandlord shall, upon Subtenant's written request, use reasonable efforts to obtain Landlord's performance of such covenants, agreements and obligations thereunder.

     (b) Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant' s obligations under this Sublease, or (ii) liability on the part of Sublandlord unless it is a direct result of negligence or willful misconduct on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall take such action as may reasonably be indicated, under the circumstances, to remedy such failure or interruption upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

11.  ASSIGNMENT AND SUBLETTING

     11.1 CONSENT; EXCESS RENT

     Subtenant shall not assign this Sublease or sublet all or any portion of the Premises without the prior written consent of Sublandlord and Landlord, which they may each withhold or condition in their sole discretion. If consent is so obtained, Subtenant shall pay to Sublandlord fifty percent (50%) of all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Subtenant to Sublandlord with respect to the portion of the Premises, provided that Subtenant shall be entitled to first deduct therefrom any costs of marketing or tenant improvements or alterations paid for by Subtenant pursuant to the sublease to another tenant or this Sublease. Subtenant shall reimburse Sublandlord for all reasonable costs and expenses (including without limitation attorneys' fees) incurred by Sublandlord in connection with Subtenant's assignment or subletting of this Sublease or any interest therein.

11.2 RECAPTURE

     If Subtenant requests consent to a sublease of more than two thirds (2/3) of the floor area of the Premises, Sublandlord may within ten (10) days after receipt of Subtenant's request notify Subtenant in writing that Sublandlord elects to recapture the entire Premises, in which event this Sublease shall terminate on the date specified


SUBLEASE AGREEMENT                                                        PAGE 8
                                                                         8/27/99
by Sublandlord, but no sooner than thirty (30) days after Sublandlord's notice. In the event Sublandlord elects to recapture the entire Premises, then for a period often (10) days after Sublandlord's notice to Subtenant of Sublandlord's election, Subtenant shall have the right to rescind its request to sublease in which event this Sublease shall continue in full force and effect.

12.  INDEMNIFICATION

     12.1 SUBTENANT'S INDEMNIFICATION

     Subtenant and Sublandlord shall indemnify, defend and hold harmless each other from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which the indemnified party may incur or pay out (including, without limitation, to Landlord) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Premises (unless the same shall have been caused by the indemnified party's negligence or wrongful act or the negligence or wrongful act of Landlord), (b) any breach or default hereunder, or under the Master Lease, on the indemnifying party's part, (c) the successful enforcement of the indemnified party's rights under this Section or any other Section of this Sublease, (d) any work done after the date hereof in or to the Premises except if done by the indemnified party or Landlord, or (e) any act, omission or negligence on the part of the indemnifying party and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under the indemnifying party.

     12.2 LIMITATION OF SUBLANDLORD'S LIABILITY

     Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Premises, except to the extent caused by the negligence or willful misconduct of Sublandlord. Any property of Subtenant kept or stored in the Premises shall be kept or stored at the sole risk of Subtenant.

13.  NOTICES

     Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed to the following address:

     If to Subtenant:    (until September 30, 1999)


SUBLEASE AGREEMENT                                                        PAGE 9
                                                                         8/27/99

                         ANTIOCH BIBLE CHURCH
                         1575 132nd Avenue NE
                         Bellevue, Washington 98005
                         Attn: Jim Godwin

                         (Beginning October 1, 1999)

                         ANTIOCH BIBLE CHURCH
                         821 154th Ave. NE
                         Redmond, Washington 98052
                         Attn: Jim Godwin

     If to Sublandlord:  NEOPATH, INC.
                         Westpark - Building H, 8271 154th Avenue NE
                         Redmond, Washington 98052
                         Attn.: David Robison

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery hereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

14.  ATTORNEYS' FEES

     If Sublandlord, Subtenant or Landlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the Court.

15.  BROKERS

     Paul Jerue of the Broderick Group represents Sublandlord and Matt Barthels of the Broderick Group represents Subtenant in connection with this Sublease (collectively, "Brokers"). The commission due to Broderick Group shall be paid by Sublandlord pursuant to separate agreement. Each party represents and warrants that it has dealt with no brokers in connection with this Sublease other than the Brokers, and each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to any claims to the contrary.


SUBLEASE AGREEMENT                                                       PAGE 10
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

16.  COMPLETE AGREEMENT

     There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be amended or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

17.  COUNTERPARTS

     This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

     IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

                                   SUBTENANT:

                                   ANTIOCH BIBLE CHURCH

                                   By: /s/ Charles H. Hammond
                                      -------------------------------------
                                   Name: Charles H. Hammond
                                   Title: President


                                   By: /s/ William H. Borst
                                      -------------------------------------
                                   Name: William H. Borst
                                   Title: Secretary/Treasurer


                                   SUBLANDLORD:

                                   NEOPATH, INC.

                                   By: /s/ David H. Robison
                                     --------------------------------------
                                   Name: David H. Robison
                                   Title: V.P. Operations


SUBLEASE AGREEMENT                                                       PAGE 11
                                                                         8/27/99

STATE OF WASHiNGTON)
                   ) ss.
COUNTY OF KING     )

     On this 31st day of August, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Charles H. Hammond, to me known to be the person who signed as President of ANTIOCH BIBLE CHURCH, the ,non-profit corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said non-profit corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as said officer of the non-profit corporation, that he/she was authorized to execute said instrument.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


[Notary]
                                   /s/ Mary Ann Rupe
                                   ----------------------------------------
                                   (Signature of Notary)

                                   Mary Ann Rupe
                                   ----------------------------------------
                                   (Print or stamp name of Notary)

                                   NOTARY PUBLIC in and for the State
                                   of Washington, residing at Bellevue
                                   My appointment expires: 4/9/2000


SUBLEASE AGREEMENT                                                       PAGE 12
                                                                         8/27/99

STATE OF WASHINGTON)
                   )ss.
COUNTY OF KING     )

     On this 31st day of August, 1999, before me, the undersized, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared William H. Borst, to me known to be the person who signed as Secretary/Treasurer of ANTIOCH BIBLE CHURCH, the non-profit corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said non-profit corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as said officer of the non-profit corporation, that he/she was authorized to execute said instrument.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


[Notary]
                                   /s/ Mary Ann Rupe
                                   ----------------------------------------
                                   (Signature of Notary)

                                   Mary Ann Rupe
                                   ----------------------------------------
                                   (Print or stamp name of Notary)

                                   NOTARY PUBLIC in and for the State
                                   of Washington, residing at Bellevue
                                   My appointment expires: 4/9/2000


SUBLEASE AGREEMENT                                                       PAGE 13
                                                                         8/27/99

                                             -----------------------
STATE OF WASHINGTON )                             Notary Public
                    )ss.                       State of Washington
COUNTY OF KING      )                            SHAWN E. KENNEDY
                                              My Appointment Expires
                                                November 20, 2000
                                             -----------------------

     On this 3rd day of September, 1999, before me, the undersized, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared David H. Robison, to me known to be the person who signed as V.P. Operations of NEOPATH, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as said officer of the corporation, that he/she was authorized to execute said instrument.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                   /s/ Shawn E. Kennedy
                                   ----------------------------------
                                   (Signature of Notary)

                                   Shawn E. Kennedy
                                   ----------------------------------
                                   (Print or stamp name of Notary)

                                   NOTARY PUBLIC in and for the State
                                   of Washington, residing at Monroe.
                                   My appointment expires: 11-20-2000.


SUBLEASE AGREEMENT                                                       PAGE 14
                                                                         8/27/99

                                    EXHIBIT A

                             TO SUBLEASE AGREEMENT

                                  MASTER LEASE


SUBLEASE AGREEMENT                                                       PAGE 15
                                                                         8/27/99

                                   EXHIBIT B

12     Haworth Office setups
35     Haworth Cubicles
47     Desk chairs
30     Classroom style chairs
 1     Lobby Reception desk
 2     Leather chairs
 1     Leather sofa
 2     Glass tables
 1     Murata F-70 fax machine
 1     Sharp 2050 copy machine
 4     Lat. Files
 2     Lunchroom tables
 7     Lunchroom chairs
       Mensroom locker
       Womensroom lockers
 1     Granite conference table
10     Black conference chairs
 1     Overhead screen
       Boardroom whiteboard
 1     Maple conference table
 8     Green conference chairs
       Conference whiteboard
 2     Dishwashers
 1     Sharp microwave
 1     6' conference table with 6 chairs
 2     36" round conference tables with 4 chairs per table
       All fencing in warehouse area

All the Cat3 and Cat5 wiring and punchdown hubs in place.

                                   EXHIBIT C
                                  PAGE 1 OF 2

USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 7 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration, or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to the Master Lease, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

Landlord has concerns with Tenant's potential unauthorized use of the Common Area and those portions of the Project other than the Premises. Specifically, Landlord is concerned with potential loud and boisterous behavior which would disturb other tenants in the Project and damage to persons or property which may arise from lack of supervision of unaccompanied minors. Accordingly, Tenant's use of the Common Areas shall be limited to those portions of the parking area specifically identified in the Master Lease and the Common Areas portion of the Building. Tenant's meetings, including group activity meetings, and services shall be limited to the hours of after 6:00 p.m. Monday through Friday and weekend days and evenings. During the hours of 7:00 p.m. to 5:00 p.m. Monday through Friday, Tenant shall have no more than 90 vehicles at the Project at any one time. Tenant shall have the non-exclusive right to use up to approximately 200 parking stalls within the Project, designated by Landlord, after 5:00 p.m. Monday through Friday and weekends.

                                   EXHIBIT C
                                  PAGE 2 OF 2

Tenant shall supervise all youth groups and youth activities such that all minors shall be accompanied by adults at all times while on the Common Areas or the Project.

Tenant's failure to comply with this Section shall constitute a default under this Lease and upon such default Landlord shall be entitled to exercise its
Section 21 remedies. In addition, at its sole discretion, in the event of persistent complaints by other tenants in the Project, or reoccurring damage to the Project or Common Areas arising from Tenant's use of the Premises, or for any other cause reasonably determined by Landlord, Landlord may hire the services of a private security guard during Tenant's meetings or services, and the costs associated with such a guard shall be expenses specially allocatable to Tenant as provided in Section 4.C.